Exhibit 99.1

Oragenics, Inc. Announces Pricing of Public Offering of up to $20 Million of Preferred Stock and Warrants

July 1, 2025

SARASOTA, Fla.—(BUSINESS WIRE) — Oragenics, Inc. (NYSE American: OGEN), a company focused on developing unique, intranasal pharmaceuticals for the treatment of neurological disorders, today announced that it has entered into a placement agency agreement for the purchase and sale of up to 800,000 shares of the Company’s Series H Convertible Preferred Stock (“Preferred Stock”), no par value, and Warrants to purchase up to an additional 800,000 shares of Preferred Stock of the Company at an exercise price of $25.00 per share (the “Warrants”). The combined public Offering price of each share of Preferred Stock together with an accompanying Warrant is $25.00 (the “Offering”). The Preferred Stock is convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $2.50 per share. The closing of the Offering is expected to occur on or about July 2, 2025, subject to the satisfaction of customary closing conditions.

The gross proceeds of the Offering are anticipated to be up to approximately $20.00 million before deducting placement agent fees and other estimated Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering, along with its existing cash and cash equivalents, to fund its ongoing ONP-2 concussion clinical trials, along with other related research and development activities, to repay a $3 million bridge note, as well as for working capital and other general corporate purposes.

Dawson James Securities, Inc. is acting as the sole placement agent for the Offering.

The Offering is being made pursuant to a registration statement on Form S-1 (File No. 333-288225), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 23, 2025, and declared effective on June 30, 2025. The Offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the Offering has been or will be filed with the SEC and will be available on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the Offering may also be obtained from Dawson James Securities, Inc., 101 North Federal Highway, Suite 600, Boca Raton, FL 33432, or by telephone at (561) 391-5555, or by email at investmentbanking@dawsonjames.com. Before investing in this Offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such Offering, which will provide more information about Oragenics and the Offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oragenics

Oragenics is a development-stage biotechnology company focused on nasal delivery of pharmaceutical medications in neurology and fighting infectious diseases, including drug candidates for treating mild traumatic brain injury (mTBI), also known as concussion, as well as proprietary powder formulation and an intranasal delivery device. For more information, please visit www.oragenics.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including those relating to the completion of the public Offering, the satisfaction of customary closing conditions, the intended use of proceeds from the public Offering and other statements that are predictive in nature. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those described in our Form 10-K and other filings with the U.S. Securities and Exchange Commission. All information set forth in this press release is as of the date hereof. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.

Oragenics, Inc.

Janet Huffman, Chief Executive Officer

813-286-7900

jhuffman@oragenics.com

Investor Contact

Rich Cockrell

404.736.3838

ogen@cg.capital